Calculation of Filing Fee Tables
S-8
Nyxoah SA
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, no nominal value per share	Other	760,000	$ 3.125	$ 2,375,000.00	0.0001381	$ 327.99
Total Offering Amounts:						$ 2,375,000.00		$ 327.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 327.99
Offering Note
[1]	A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares, no nominal value per share (the "Ordinary Shares"), of the Registrant that become issuable under the Registrant's 2025-2 Warrants Plan by reason of any stock dividend, stock split or other similar transaction; and (B) amount registered is based on the maximum number of shares of our common stock offered by the selling stockholders issuable upon the exercise of warrants to purchase common stock issued to the selling stockholders in a private placement; and (C) pursuant to Rules 457(h) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 760,000 shares of our common stock and (ii) $3.125, the average of the high and low trading prices of common stock on The Nasdaq Global Market on March 23, 2026 (a date within five business days prior to the date of this registration statement for new shares to be granted under the 2025-2 Warrants Plan).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources